UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
EXCHANGE ACT OF 1934

October 12, 2007

Date of Report (Date of earliest event reported)

BALLANTYNE OF OMAHA, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-13906	47-0587703
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File No.)	Identification Number)

4350 McKinley Street
Omaha, Nebraska		68112
(Address of principal executive offices)		(Zip Code)

(402) 453-4444

(Registrant’s telephone number including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below) :

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Form 8-K

Items 2.01 and 7.01     Completion of Acquisition or Disposition of Assets; Regulation FD Disclosure.

On October 12, 2007, the Company purchased the assets of privately-held Marcel Desrochers, Inc. (MDI), a respected, Canada-based manufacturer of cinema projection screens, for $3.4 million U.S. Dollars in cash, subject to post-closing adjustments.  A copy of the Company’s October 15, 2007, press release announcing the acquisition is furnished as Exhibit 99.1.

Item 9.01     Financial Statements and Exhibits.

Pursuant to Item 9.01(a)(4) and (b)(2), any required financial statements will be filed within 71 calendar days after the filing of this report.

Exhibit 99.1.  Press Release issued by the Company on October 15, 2007, announcing the purchase of the assets of Marcel Desrochers, Inc.

The information contained in this Current Report on Form 8-K under Item 7.01, including Exhibit 99.1 referenced in Item 9.01, is being “furnished” pursuant to Item 7.01 of Form 8-K and, as such, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section.  The information in Item 7.01 of this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BALLANTYNE OF OMAHA, INC.

Date: October 16, 2007	By:	/s/ Kevin Herrmann
Kevin Herrmann
Secretary/Treasurer and
Chief Financial Officer